Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of our report dated April 20, 2009, relating to the financial statements and financial statement schedule of Global Defense Technology & Systems, Inc. (formerly SFA, Inc. or Predecessor), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, VA

November 18, 2009